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                                                                    Exhibit 8.1

                                                                  Main telephone
                                                                   312-782-0600
                                                                     Main fax
                                                                   312-701-7711

                                             December 5, 2000

Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

     Re: RE: Partnership Classification; Status as a Real Estate Investment Trust ("REIT"); Information in the Registration Statement under "FEDERAL INCOME TAX CONSIDERATIONS"

Ladies and Gentlemen:

     In connection with the Registration Statement/1/ on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") by Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), you have requested our opinions concerning (i) the classification of Cabot Industrial Properties, L.P., a Delaware limited partnership (the "Operating Partnership") as a partnership for Federal income tax purposes, and not as an association taxable as a corporation; (ii) the qualification and taxation for Federal income tax purposes of the Company as a REIT; and (iii) the information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

     In formulating our opinions, we have reviewed and relied upon (i) the Operating Partnership Agreement, the Declaration of Trust and Bylaws of the Company, the Certificate of Incorporation and the Bylaws of Cabot Advisors (collectively, the "Organizational Documents"), (ii) the Registration Statement and (iii) such other documents and information provided by you, and such applicable provisions of law as we have considered necessary for purposes of the opinions expressed herein.

     In addition, we have relied upon the Company's certificate (the "Officer's Certificate"), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and the actual and the proposed method of operation of the Company, the Operating Partnership, and Cabot Advisors. For purposes of our opinions, we have not made

----------------
/1/ Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.
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Cabot Industrial Trust
December 5, 2000
Page 2

an independent investigation of the facts and representations set forth in the Officer's Certificate or in the Organizational Documents or any of the information set forth in the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents accurately and completely describes all material facts. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or documents in any material respect.

     In rendering these opinions, we have assumed (i) the Company, the Operating Partnership, and Cabot Advisors will each be operated in the manner described in the applicable Organizational Documents and in the Registration Statement, and that all terms and provisions of such agreements and documents will be complied with by all parties thereto; and (ii) each partner in the Operating Partnership has been motivated in acquiring its partnership interest by its anticipation of economic rewards apart from tax considerations.

     The opinions expressed herein are based on the Code, the Treasury regulations promulgated thereunder, and interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions. Other than as expressly stated below, we express no opinion on any issue relating to the Operating Partnership, the Company or to any investment therein.

     Based upon and subject to the foregoing, it is our opinion that:

1. The Operating Partnership will be classified, for Federal income tax purposes, as a partnership, and not as an association taxable as a corporation.

2. Beginning with the Company's taxable year ended December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual and proposed method of operation, as described in the Registration Statement and as represented in the Officer's Certificate, will enable it to satisfy the requirements for qualification as a REIT.
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Cabot Industrial Trust
December 5, 2000
Page 3

3. The information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

                                        Very truly yours,



                                        /s/ Mayer, Brown & Platt